UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 29, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2008, The Children’s Place Retail Stores, Inc. (the “Company”) and its indirect wholly-owned subsidiary, The Children’s Place Services Company, LLC (“TCP Services Co.”), together with the Company, collectively, the “Borrowers”), and The Children’s Place (Virginia), LLC, The Children’s Place Canada Holdings, Inc., thechildrensplace.com, inc. and Twin Brook Insurance Company, Inc. as guarantors, on the one hand, and Wells Fargo Retail Finance, LLC (“Wells Fargo”), as Administrative Agent, Collateral Agent, and Swing Line Lender, Bank of America, N.A., HSBC Bank USA, National Association and JPMorgan Chase Bank, N.A. (collectively, the “Lenders”), on the other hand, entered into a credit agreement (the “2008 Credit Agreement”).

In addition, on July 31, 2008, concurrently with the execution of the 2008 Credit Agreement, the Company, on the one hand, and Sankaty Credit Opportunities III, L.P., Sankaty Credit Opportunities IV, L.P., RGIP, LLC, Crystal Capital Fund, L.P., Crystal Capital Onshore Warehouse LLC, 1903 Onshore Funding, LLC, and Bank of America, N.A. (collectively, the “Note Purchasers”), on the other hand, together with Sankaty Advisors, LLC, as Collateral Agent, and Crystal Capital Fund Management, L.P., as Syndication Agent, entered into a note purchase agreement (“Note Purchase Agreement”).

On July 31, 2008, the proceeds from the Note Purchase Agreement were used in part to repay in full the Borrowers’ outstanding obligations under the Fifth Amended and Restated Loan and Security Agreement (the “2007 Amended Loan Agreement”) and the letter of credit agreement (the “Letter of Credit Agreement”; together with the 2007 Amended Loan Agreement, collectively, the “2007 Facilities”) with Wells Fargo as senior lender and administrative and syndicated agent, and the Company’s other senior lenders (collectively, the “2007 Lenders”). There were no prepayment penalties associated with such repayment. Upon receipt of such repayment by Wells Fargo for the benefit of the 2007 Lenders, the 2007 Facilities and the related guaranty and collateral agreements were terminated and the associated liens were released.

2008 Credit Agreement

The 2008 Credit Agreement consists of a $200 million asset based revolving credit facility, which includes a $175 million letter of credit sub-facility. Amounts outstanding under the 2008 Credit Agreement bear interest, at the Borrowers’ option, at (i) the prime rate or (ii) LIBOR plus a margin of 1.50% to 2.00% based on the amount of the Borrowers’ average excess availability (“Availability”) under the facility. In addition a commitment fee of 0.25% will accrue on the unused portion of the commitments under the facility, and letter of credit fees of 0.75% to 1.25% (based on the Availability under the 2008 Credit Agreement) for commercial letters of credit and 1.50% to 2.00% (based on the Availability under the 2008 Credit Agreement) for standby letters of credit will accrue on the undrawn amount of any outstanding letters of credit under the 2008 Credit Agreement. The 2008 Credit Agreement will mature on July 31, 2013. Because this facility is an asset based loan, the amount of credit actually available under the 2008 Credit Agreement is determined by Borrowers’ collateral, which is based on inventory and accounts receivable balances at such time.

The outstanding obligations under the 2008 Credit Agreement may be accelerated after the occurrence of (and, if applicable, the expiration of the cure period) certain events, including, among others, breach of covenants, the institution of insolvency proceedings, certain defaults under certain other indebtedness and a change of control. Should the maturity of the 2008 Credit Agreement be accelerated for any reason, the Borrowers would be responsible for an early termination fee in the amount of (i) 0.50% of the revolving credit facility ceiling then in effect within the first year of the term of the facility and (ii) 0.25% within the second year of the term of the facility. No early termination fee would be incurred after the completion of the second year of the term of the facility.

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The 2008 Credit Agreement contains covenants, which include limitations on annual capital expenditures and limitations on the payment of dividends or similar payments. Credit extended under the 2008 Credit Agreement is secured by a first or second priority security interest in substantially all of the Company’s assets and substantially all of the assets of its domestic subsidiaries.

Note Purchase Agreement

Under the Note Purchase Agreement the Company issued $85 million of secured notes with no amortization with a single payment of principal due on the maturity date, July 31, 2013. Amounts outstanding under the Note Purchase Agreement bear interest at LIBOR, with a floor of 3.00%, plus a margin between 8.50% and 9.75% depending on the Company's leverage ratio.

The outstanding obligations under the Note Purchase Agreement may be accelerated after the occurrence of (and, if applicable, the expiration of the cure period) certain events, including, among others, breach of covenants, certain defaults under certain other indebtedness, the institution of insolvency proceedings and a material adverse effect. The Company would be responsible for an early termination fee in the amount of (i) 2.00% of the aggregate principal amount of the notes then prepaid within the first year of the term of the facility and (ii) 1.50% within the second year of the term of the facility if (x) the maturity of the notes is accelerated, (y) the Company makes any voluntary prepayment, or (z) the Company is required to make certain mandatory prepayments. No early termination fee would be incurred after the completion of the second year of the term of the facility.

The Note Purchase Agreement contains covenants, which include limitations on annual capital expenditures, a minimum EBITDA, a maximum leverage ratio, a minimum fixed charge coverage ratio and limitations on the payment of dividends or similar payments. The Company’s obligations under the Note Purchase Agreement are secured by a first or second priority security interest in substantially all of the Company’s assets and substantially all of the assets of its domestic subsidiaries.

Item 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)

See Item 1.01 above.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 29, 2008, the Company announced that Richard Paradise, Chief Financial Officer and principal accounting officer, resigned from his position effective August 1, 2008 to pursue another business opportunity.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 29, 2008, issued by the Company regarding the resignation of Richard Paradise.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan J. Riley
Name: Susan J. Riley
Title: Executive Vice President, Finance and Administration